EXHIBIT 16


Letter of PricewaterhouseCoopers LLP

July 14, 2000

Securities and Exchange Commission
450 Fifth Street, NW


Washington, DC  20549


Commissioners :

We have read the statements made by Excalibur Technologies Corporation (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report dated July 14, 2000. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,



/s/  PricewaterhouseCoopers LLP